INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "AGREEMENT") is made this 22nd day of July, 2002 by MASUBI LLC, a Delaware limited liability company (the "GRANTOR") in favor of SDS MERCHANT FUND, L.P., a Delaware limited partnership (the "SECURED PARTY").

W I T N E S S E T H:

WHEREAS, the Secured Party has made a loan to Merlin Software Technologies International, Inc., a Nevada corporation (the "BORROWER") in the principal amount of $250,000 evidenced by that certain Promissory Note of even date herewith (as from time to time amended, supplemented, modified, renewed, extended or replaced, the "NOTE"), the proceeds of which are to be used to fund the cash portion of the Borrower's initial capital contribution to the Grantor; and

WHEREAS, the Secured Party may from time to time make additional loans to the Borrower, the proceeds of which are required to be used to extend credit to, or make additional capital contributions in, the Grantor, and/or loans to the Grantor (collectively, "FUTURE ADVANCES"); and

WHEREAS, the Grantor is a subsidiary of the Borrower and will benefit from the making of the loan evidenced by the Note and any Future Advances to Borrower;

WHEREAS, as a condition to the loan evidenced by the Note, the Grantor has agreed to enter into this Agreement providing for the pledge of the Collateral (as defined below), to secure, among other things, the prompt payment of all obligations of the Borrower to the Secured Party under the Note and all obligations of the Borrower and/or the Grantor to the Secured Party in respect of any Future Advances; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. GRANT OF SECURITY. The Grantor hereby grants (subject to existing liens) a continuing security interest in all of the following (collectively, the "COLLATERAL"):

(a) Copyrights. All of the Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all copyrights and copyright applications regarding the source code to the Borrower's computer software relating to digital video recorder and data storage and backup (including without limitation the copyrights and copyright applications identified on Schedule I attached hereto and incorporated herein by reference) and including the right to recover for all past, present and future infringements thereof and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the "COPYRIGHTS").

(b) Licenses. All license agreements regarding the source code to the Borrower's computer software relating to digital video recorder and data storage and backup with any other party, whether the Grantor is a licensor or licensee under any such license agreement (including without limitation the licenses listed on Schedule II attached hereto and incorporated herein by reference), and the right to prepare for sale, sell and advertise for sale, all inventory now or hereafter owned by the Grantor and now or hereafter covered by such licenses (collectively, the "LICENSES").

(a) Proceeds. All proceeds of any of the foregoing.

Without limiting the generality of the foregoing, in the case of any software as to which the Grantor has or claims Copyrights, the assignment and grant of collateral security created hereby extends to and includes all updates, improvements and enhancements thereof and all related source code and documentation therefor, whether held in escrow or otherwise, and, to the extent such software is licensed to any third parties, all rights to enforce the terms of such licenses, to collect any license fees, per seat charges, enterprise license fees, lease payments, support and maintenance fees, transfer fees, and any other amounts payable in connection therewith and however characterized, and to the extent such source code is held in escrow in connection with any License or otherwise, all right, title and interest of the Grantor in and to any escrow agreement relating such escrow arrangement.

Upon the occurrence of an Event of Default, Grantor shall execute and deliver to the Secured Party an assignment of the Licenses and Copyrights (the "IP ASSIGNMENT") owned by it in the form of Exhibit A hereto. The Grantor hereby authorizes the Secured Party to complete as Assignee and record with the United States Copyright Office (the "COPYRIGHT OFFICE") each IP Assignment upon the occurrence of an Event of Default (as such term is defined herein) that is continuing at the time of filing. "EVENT OF DEFAULT" shall have the meaning set forth in the Subsidiary Guaranty Agreement of even date herewith made by the Grantor to the Secured Party. The Grantor expressly acknowledges that the Secured Party will record this Agreement with the Copyright Office if the Secured Party deems such recording to be necessary or desirable, in its sole and absolute discretion.

1. SECURITY FOR OBLIGATIONS. The security interests granted under this Agreement (the "SECURITY INTERESTS") by the Grantor secure the payment of all Obligations (as such term is defined herein). The "OBLIGATIONS" shall mean the prompt payment when due or within any applicable grace period, whether at stated maturity, by acceleration or otherwise and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature (whether primary or secondary, direct or indirect, absolute or contingent, sole, joint, or several, secured or unsecured, similar or dissimilar, or related or unrelated), heretofore, now, or hereafter contracted or acquired, of the Borrower and/or the Grantor owed to the Secured Party, relating to the Note or in respect of any Future Advances.

1. [INTENTIONALLY OMITTED.]

2. FURTHER ASSURANCES.

(a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents and take all further actions that may be necessary or desirable in the Secured Party's reasonable determination, or that the Secured Party may reasonably request, in order to (I) continue, perfect and protect any Security Interest granted or purported to be granted hereby and (ii) enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any part of the Collateral. Without limiting the generality of the foregoing, the Grantor will execute and file (with the appropriate governmental offices, authorities, agencies and regulatory bodies in the United States) such supplements to this Agreement and such financing or continuation statements, or amendments thereto, and such other instruments or notices, including executed IP Assignments with the Copyright Office, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the Security Interests granted hereby.

(b) The Grantor hereby authorizes the Secured Party to file, where permitted by law, one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) The Grantor will furnish to the Secured Party, from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

(d) The Grantor agrees that should it have or obtain an ownership interest in any Copyright that is not now identified on Schedule I or any License in respect of any Copyright that is not now identified on Schedule II (pursuant to a modification, amendment, update, improvement or enhance of any other Copyright or License or otherwise): (I) the provisions of this Agreement shall automatically apply to such item, and such item shall automatically become part of the Collateral; (ii) the Grantor shall, within three months after acquiring or becoming aware of such ownership interest, (A) give written notice thereof to the Secured Party, (B) with respect to Copyrights, cause such Copyrights to be registered with the Copyright Office, and (C) file all documents that are known by the Grantor to be necessary or that the Secured Party reasonably requests in order to perfect the Security Interest of the Secured Party therein; provided, however, that so long as no Event of Default shall have occurred and be continuing, the registration obligations of the Borrower pursuant to subsection (ii)(C) of this Section 4(d) shall be limited to those that are consistent with the Grantor's business judgement and actual use of such Copyrights.

(e) The Grantor agrees: (I) to take all necessary steps to maintain the Collateral; and (ii) to bear any expenses incurred in connection with such activities; provided, however, that so long as no Event of Default shall have occurred and be continuing, the requirements of this Section 4(e) shall be governed by the Grantor's business judgement.

(f) The Grantor shall not do any act or omit to do any act whereby any of the Collateral may become dedicated or abandoned, except where such dedication or abandonment (I) will not materially adversely affect the business, condition (financial or otherwise), operations, performance, or properties of the Grantor, and (ii) is in the ordinary course of the Grantor's business. The Grantor agrees to notify the Secured Party promptly and in writing if it learns that any of the Collateral may become abandoned or dedicated or of any adverse determination or any development (including without limitation the institution of any proceeding in the Copyright Office, or any court) regarding any material part of the Collateral.

(g) The Grantor agrees that in the event that any of the Collateral as to which it has granted the Security Interests is infringed or misappropriated by a third party, the Grantor shall promptly notify the Secured Party and shall take all reasonable steps to terminate the infringement or misappropriation, and take such other actions as the Grantor shall deem appropriate under the circumstances to protect such Collateral; provided, however, that so long as no Event of Default shall have occurred and be continuing, the termination of infringement or misappropriation obligations of the Grantor described in this sentence shall be limited to those that are consistent with the Grantor's business judgement and actual use of such Collateral. Any expense incurred in connection with such activities shall be borne by the Grantor.

(h) The Grantor agrees (I) to maintain the quality of any and all products in connection with which the Collateral is used, consistent with the quality standards established by the Grantor for said products as of the date of determination, and (ii) to provide the Secured Party, quarterly, with a certificate of an officer of the Grantor certifying the Grantor's compliance with the foregoing subsections 4(a) through 4(I).

2. GENERAL REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

(a) It has the unqualified right to enter into this Agreement and to perform its terms and to grant all the rights, titles and interests granted herein.

(b) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any individuals, corporations or other entities ("Persons") is required either (I) for the grant by the Grantor of the Security Interests granted hereby (excluding such licenses which, by their terms, required the consent of the licensor to assign the license but as to which the Grantor represents and warrants such consent has been made in writing, copies of which have been delivered to the Secured Party) or for the execution, delivery or performance of this Agreement by the Grantor, or (ii) for the perfection of or the exercise by the Secured Party, of its rights and remedies hereunder, except for filings required by the Uniform Commercial Code or the British Columbia Personal Property Security Act of the State or province, respectively, in which the Grantor maintains its chief executive office, and except to the extent that the exercise of rights and remedies may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or by general principles of equity.

(c) The execution, delivery and performance by the Grantor of this Agreement does not and will not contravene any contractual restriction binding on or affecting the Grantor or any of its properties that has a reasonable likelihood of having a material adverse effect on the business, condition (financial or otherwise), operations, performance, or properties of the Grantor.

(d) This Agreement has been duly executed and delivered by the Grantor and is a legal, valid and binding obligation of the Grantor enforceable against the Grantor in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or by general equity principles.

(e) To the best of the Grantor's knowledge, the Collateral does not infringe any rights owned or possessed by any third party.

(f) To the best of the Grantor's knowledge, there are no claims, judgments or settlements to be paid by the Grantor or pending claims or litigation relating to the Collateral.

(g) Each License of the Grantor identified on Schedule II is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is, to the Grantor's knowledge, valid and enforceable. No action or proceeding is pending or, to the Grantor's knowledge, threatened seeking to limit, cancel or question the validity of Collateral.

(h) The actions contemplated under or in connection with the Note will not impair the legal right of the Grantor to use any of the Collateral.

(i) Except as disclosed to the Secured Party in writing prior to the date of this Agreement, the Grantor has no knowledge of the existence of any right under any patent, trademark, license agreement, trade name, trade secret, know-how, confidential research, development and commercial information, or other proprietary information held by any other Person that would materially interfere with the ability of the Grantor to exploit the Collateral, and the Grantor has no knowledge of any claim to the contrary that is likely to be made.

3. LICENSE REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

(a) It is the sole legal and beneficial owner of the Licenses set forth opposite its name on Schedule II hereto, free and clear of any lien, security interest, option, charge, pledge, assignment (whether conditional or not), or any other encumbrance except for the Security Interests created or permitted by this Agreement and no effective financing statement or other instrument similar in effect covering all or any part of such Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party.

(b) Set forth on Schedule II is a list of all of the license agreements to which the Grantor is a party regarding the source code to the Borrower's computer software relating to digital video recorder and data storage and backup.

(c) Each License of the Grantor identified on Schedule II hereto is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and to the knowledge of the Grantor is valid and enforceable.

4. TRANSFERS AND OTHER LIENS. The Grantor shall not:

(a) sell, assign (except by operation of law) or otherwise dispose of any of, or grant any option with respect to, the Collateral; provided, however, that the Grantor may license or sublicense any License, but only in accordance with and to the extent permitted by the terms of such License; or

(b) take any other action in connection with any of the Collateral that would impair the value of the interest or rights of the Grantor in the Collateral taken as a whole or that would impair the interest or rights of the Secured Party.

5. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Without limiting any other provision of this Agreement, upon the occurrence and during the continuance of an Event of Default, the Grantor hereby irrevocably appoints the Secured Party, as the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party's discretion, to take any action and to execute any instrument that the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings that the Secured Party may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party, with respect to any of the Collateral; and

(d) to execute, in connection with the sale provided for in Section 11 hereof, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

6. SECURED PARTY MAY PERFORM.

(a) If the Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor to the fullest extent permitted by applicable law.

(b) The Secured Party or its designated representatives shall have the right to the extent reasonably requested and upon reasonable prior notice, at any reasonable time during normal business hours of the Grantor and from time to time, to inspect the Grantor's premises and to examine the Grantor's books, records and operations relating to the Collateral.

7. THE SECURED PARTY'S DUTIES. The powers conferred on the Secured Party, hereunder are solely to protect the interest of the Secured Party in the Collateral and shall not impose any duty upon them to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by them hereunder no Secured Party shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral. Each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such party accords its own similar property.

8. REMEDIES UPON AN EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code as in effect in the State of Delaware (the "UCC") and also may (I) exercise any and all rights and remedies of the Grantor under, in connection with, or otherwise in respect of, such Collateral, (ii) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the documents embodying such Collateral as directed by the Secured Party and make it available to the Secured Party, at a place to be designated by the Secured Party that is reasonably convenient to both the Secured Party and the Grantor, (iii) occupy any premises owned or leased by the Grantor where documents embodying such Collateral or any part thereof are assembled for a reasonable period in order to effectuate the Secured Party's rights and remedies hereunder or under applicable law, without obligation to the Grantor in respect of such occupation, (iv) license or sublicense such Collateral or any part thereof, (v) with notice as specified below, sell such Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable, and (vi) without prior notice to the Grantor, direct any licensee of any Collateral to pay all royalties and other payments which may be or which may thereafter become payable to the Grantor directly to the Secured Party or any designee of the Secured Party, but the Secured Party shall give notice to the Grantor of any such direction no later than five (5) business days after giving any such direction. The Grantor agrees that at least ten (10) days' business notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, with further notice to the Grantor, be made at the time and place to which it was so adjourned.

(b) All payments received by the Grantor under or in connection with the Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Grantor and shall be immediately paid over to the Secured Party in the same form as so received (with any necessary endorsement).

(c) All payments made under or in connection with or otherwise in respect of the Collateral, and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of such Collateral may, in the discretion of the Secured Party, be held by the Secured Party, as collateral for, and then or at any time thereafter applied for the benefit of the Secured Party against all or any part of the Obligations. Any sale or other disposition of the Collateral and the possession thereof by the Secured Party shall be in compliance with all provisions of applicable law (including applicable provisions of the UCC).

9. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10. CONTINUING SECURITY INTEREST.

(a) This Agreement shall create a continuing Security Interest in the Collateral and shall remain in full force and effect until terminated in accordance with the provisions of Section 20 hereof.

(b) Except as permitted hereby, the Grantor shall not sell, lease, transfer or otherwise dispose of any item of Collateral during the term of this Agreement without the prior written consent of the Secured Party to such sale, lease, transfer or other disposition.

(c) Upon the termination of this Agreement in accordance with Section 20 hereof, the Collateral shall be automatically released from the liens created hereby, all rights to the Collateral shall automatically revert to the Grantor, and this Agreement and all obligations of the Grantor hereunder shall terminate without delivery of any instrument or performance of any act by any party. Upon such termination of this Agreement, the Secured Party shall redeliver such Collateral then held by or for the Secured Party and execute and deliver to the Grantor such documents as Grantor shall reasonably request to evidence such termination.

11. [INTENTIONALLY OMITTED.]

12. ENTIRE AGREEMENT. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

13. FURTHER ASSURANCES. The Grantor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Secured Party may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Secured Party its rights, powers and remedies hereunder. The Grantor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Secured Party, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Grantor or any other Person to any of such issuers or obligors.

14. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants, conditions, rights and remedies hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns; provided, however, that the Grantor shall be permitted to assign any of its rights, powers, duties or obligations under this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Secured Party as Collateral under this Agreement, with the prior written consent of the Secured Party which consent shall not be unreasonably withheld. This Agreement will be binding upon any entity succeeding to the Grantor by merger, consolidation, or acquisition of all or substantially all of the Grantor's assets.

15. SEVERABILITY. If any term or provision of this Agreement is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in any other jurisdiction.

16. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

17. TERMINATION. This Agreement and all obligations of the Grantor hereunder shall terminate once the Obligations have been paid in full.

18. NOTICES. Any notice, request or consent required hereunder or in connection herewith shall be deemed satisfactorily given if in writing (including facsimile transmissions) and delivered by hand, U.S. mail (registered or certified mail) or recognized overnight courier to the parties at their respective addresses or telecopier number set forth on the signature pages hereto or such other addresses or telecopier numbers as may be given by any party to the others in writing.

19. GOVERNING LAW. This Agreement shall be governed as to its validity, interpretation and effect in accordance with the laws of the State of Delaware, except as required by mandatory provisions of law and except if the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than Delaware.

20. WAIVER OF JURY TRIAL. Grantor and Secured Party hereby waive trial by jury in any judicial proceeding to which they are parties involving, directly or indirectly, any matter (whether in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement and the relationships established hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.

MASUBI LLC

By: /s/ signed

Name:

Title:

Address:

MASUBI LLC
c/o SDS Merchant Fund, L.P.
53 Forest Avenue
2nd Floor
Old Greenwich, CT 06870
Facsimile: (203) 637-0328
Attn: Steve Derby

with a copy simultaneously transmitted by like means to:

Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103
U.S.A.
Facsimile: (215) 988-2757
Attn: Stephen T. Burdumy, Esq.

PROVINCE OF BRITISH COLUMBIA )

) ss.

CANADA )

Before me, the undersigned, a Notary Public in and for the county aforesaid on this ___ day of July, 2002, personally appeared __________ to me known personally, and who, being by me duly sworn, deposes and says that he is the __________ of MASUBI LLC , and that foregoing instrument was signed on behalf of said corporation/limited liability company by authority of its Board of Directors, and said __________ acknowledged said instrument to be the free act and deed of said corporation/limited liability company.

______________________________

Notary Public

My commission expires:

SECURED PARTY:

SDS MERCHANT FUND, L.P., a Delaware limited partnership

By: SDS Capital Partners, L.L.C., its Managing Member

By:

Name:

Title:

Address:

SDS Merchant Fund, L.P.
53 Forest Avenue
2nd Floor
Old Greenwich, CT 06870
Facsimile: (203) 637-0328
Attn: Steve Derby

with a copy simultaneously transmitted by like means to:

Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103
U.S.A.
Facsimile: (215) 988-2757
Attn: Stephen T. Burdumy, Esq.

SCHEDULE I

Copyrights

SCHEDULE II

License Agreements

1. Software License Agreement dated as of July 22, 2002 by and among the Grantor, the Borrower and Merlin Software Technologies, Inc.

2. Software Escrow Agreement dated as of July 22, 2002 by and among the Grantor, the Borrower and Merlin Software Technologies, Inc.

EXHIBIT A

ASSIGNMENT OF COPYRIGHTS AND LICENSES

THIS ASSIGNMENT OF COPYRIGHTS AND LICENSES (this "AGREEMENT") is made as of this __ day of __________ ___, _____ by MASUBI LLC, a Delaware limited liability company (the "GRANTOR") in favor of SDS MERCHANT FUND, L.P., a Delaware limited partnership (the "SECURED PARTY").

W I T N E S S E T H:

WHEREAS, the Grantor has entered into an Intellectual Property Security Agreement (the "IP SECURITY AGREEMENT") dated as of July ___, 2002, pursuant to which the Grantor has granted to the Secured Party a security interest in the Copyrights and Licenses defined below in order to secure the Obligations, as such term is defined within the IP Security Agreement; and

WHEREAS, the Grantor (a) is the owner of and/or uses the copyrights, copyright registrations and pending registration applications set forth on Annex I hereto (the "COPYRIGHTS"), and (b) is a party to and has rights under the licenses and license agreements listed on Annex II hereto (the "LICENSES" and together with the Copyrights, the "COLLATERAL"); and

WHEREAS, the Secured Party desires to acquire the Copyrights and the Licenses and the registrations thereof and registration applications therefor, as applicable, in connection with the exercise of its remedies after the occurrence of an Event of Default, as such term is defined within the IP Security Agreement, under the IP Security Agreement;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby assign, sell and transfer unto the Secured Party all right, title and interest in and to the Copyrights and the Licenses, together with (i) the registrations of and registration applications therefor, as applicable, (ii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Copyrights or the registrations thereof or such associated goodwill, and (iv) all rights of the Grantor to enforce all Licenses.

The Grantor hereby grants to the Secured Party, and notice is hereby given that the Grantor has granted to the Secured Party, a first priority security interest in the Collateral to secure the payment and performance in full of all of the Obligations, as such term is defined within the IP Security Agreement.

This Agreement is made pursuant to and subject to the terms of the IP Security Agreement, which is deemed incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

This Agreement is intended to and shall take effect as a sealed instrument at such time as the Secured Party shall complete this instrument by signing its acceptance of this Agreement below.

The parties agree to promptly execute and deliver all further instruments necessary or desirable to carry out the purposes of this Agreement.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.

MASUBI LLC

By:

The foregoing assignment of the Copyrights and Licenses and the registrations thereof and registration applications therefor, as applicable, by the Secured Party is hereby accepted as of the ___ day of __________ ___, _____.

SECURED PARTY:

SDS MERCHANT FUND, L.P., a Delaware limited partnership

By: SDS Capital Partners, L.L.C., its Managing Member

By:

Name:

Title:

[PROVINCE OF BRITISH COLUMBIA] )

) ss.

[CANADA] )

Before me, the undersigned, a Notary Public in and for the county aforesaid on this __ day of __________ ___, _____, personally appeared ____________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the __________ of MASUBI LLC, and that foregoing instrument was signed on behalf of said corporation/limited liability company by authority of its Board of Directors, and said ____________________ acknowledged said instrument to be the free act and deed of said corporation/limited liability company.

________________________

Notary Public

My commission expires:

ANNEX I

Copyrights

ANNEX II

License Agreements